UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 6, 2024

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with his appointment to a new senior leadership role as Executive Vice President and Chief Risk Officer of NextEra Energy, Inc., T. Kirk Crews II resigned as a Director and as Chief Financial Officer of NextEra Energy Partners, LP (NEP), in which position he served as NEP's principal financial officer, effective May 6, 2024.

(c) Effective May 6, 2024, Brian W. Bolster was appointed as a Director and as Chief Financial Officer of NEP to succeed Mr. Crews in those positions. Mr. Bolster will serve as NEP’s principal financial officer. Mr. Bolster is an employee of NextEra Energy, Inc. and, as such, will not receive any compensation from NEP for his service on the Board of Directors of NEP.

Mr. Bolster, age 52, served until May 2024 with Goldman Sachs & Co. LLC, a global investment banking, securities and investment management firm (GS), in a number of positions of increasing responsibility over nearly 25 years. Most recently, Mr. Bolster served with GS as Partner Managing Director, Head of Natural Resources Investment Banking (Americas), a position which he held from September 2020 until his departure. Prior to that service, Mr. Bolster served with GS as Partner Managing Director, Global Co-Head of Power, Utility and Infrastructure Investment Banking (Americas) for several years ended September 2020.

(d) With respect to the appointment of Mr. Bolster as Director of NEP, reference is made to Item 5.02(c) hereof which is incorporated by reference in this Item 5.02(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 6, 2024

NEXTERA ENERGY PARTNERS, LP
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving
General Counsel